Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-220330 and 333-220324) of DowDuPont Inc. of our report dated February 2, 2017 relating to the financial statements of E. I. du Pont de Nemours and Company, which is incorporated by reference in this Current Report on Form 8-K/A of DowDuPont Inc.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
October 26, 2017